UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 9, 2018 (January 23, 2018)

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80223

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (800)935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 23, 2018, the Company filed a Report on Form 8-K (the “Original Filing”) announcing the closing of the asset purchase on January 23, 2018 of all the assets of a retail hydroponic store, East Coast Hydroponic Warehouse, LLC, pursuant to an asset purchase agreement.

This Current Report on Form 8-K/A amends the Original Filing to include the financial statements and pro forma information required by Item 9.01 of Form 8-K. Except for the filing of such financial statements and pro forma information, this Form 8-K/A does not modify or update other disclosures in, or exhibits to, the Original Filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The audited financial statements of East Coast Hydroponic Warehouse, LLC required by Item 9.01(a) of Form 8-K and accompanying notes are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in relation to the acquisition is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Historical Financial Statements and Related Footnotes of East Coast Hydroponic Warehouse, LLC as of December 31, 2017 and for the year then ended.
99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2017 and the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 9, 2018	GrowGeneration Corp.

	By:	/s/ Darren Lampert
	Name:	Darren Lampert
	Title:	Chief Executive Officer

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